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                                                                   Exhibit 23.3

                        CONSENT OF INDEPENDENT AUDITORS

We consent to incorporation by reference in the Offering Circular/Prospectus constituting part of the Registration Statement on Form S-4 of The Seagram Company Ltd. of our Report dated February 11, 1998, relating to the Consolidated Balance Sheets of PolyGram N.V. as of December 31, 1996 and 1997, and the related Consolidated Statements of Income, Consolidated Statements of Cash Flows and Consolidated Statements of Changes in Shareholders' Equity for each of the years in the three-year period ended December 31, 1997 of PolyGram N.V., appearing in the Annual Report on Form 20-F of PolyGram N.V. for the year ended December 31, 1997, and to the references to our firm under the headings "PolyGram N.V. -- Selected Historical Consolidated Financial Data" and "Experts" in the Offering Circular/Prospectus.



                                                 /s/  KPMG Accountants N.V.
                                             ----------------------------------
                                                      KPMG Accountants N.V.


Amsterdam, The Netherlands,
August 10, 1998